Exhibit 99.1

Nuvve Announces Closing of Private Placement Series A Preferred Stock and Warrants

SAN DIEGO, December 31, 2025 /PRNewswire/— Nuvve Holding Corp. (“Nuvve” or the “Company”) (Nasdaq: NVVE), a global leader in distributed grid assets management and vehicle-to-grid (V2G) technology, today announced the closing of its previously announced private placement (“Private Placement”) of shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) and accompanying warrants for gross proceeds to the Company of $5.4 million, before deducting other offering expenses payable by the Company. The closing occurred on December 30, 2025.

In the Private Placement, Nuvve issued an aggregate of 6,000 shares of Series A Preferred Stock to certain institutional investors at a purchase price of $900.00 per share, representing an original issue discount of 10% of the $1,000 stated value of each share. The Series A Preferred Stock are convertible into shares of Nuvve’s common stock at an initial conversion price of $2.367 per share, which represented a 10% discount to the closing price of Nuvve’s common stock immediately prior to the closing of the Private Placement, subject to certain adjustments.

As part of the Private Placement, Nuvve also issued warrants to purchase up to an aggregate of 2,534,856 shares of common stock at an initial exercise price of $3.5505 per share, subject to adjustments. The warrants are exercisable immediately and expire five years from the date of issuance.

Nuvve intends to use the net proceeds of the Private Placement for working capital and general corporate purposes.

Nuvve believes that the closing of the Private Placement will enable the Company to regain compliance with Nasdaq’s stockholders’ equity listing requirement ahead of the previously disclosed deadline established by Nasdaq for Nuvve’s compliance of December 31, 2025.

The Company has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) registering the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the related warrants issued in connection with the Private Placement. The Company received stockholder approval for the full conversion of the Series A Preferred Stock and the full exercise of the accompanying warrants at its special meeting of stockholders held on December 29, 2025.

Additional information regarding the Private Placement and the terms of the Series A Preferred Stock and warrants will be set forth in a Current Report on Form 8-K to be filed by the Company with the SEC. You may also obtain these documents for free when they are available by visiting the SEC's website at www.sec.gov.

The offer and sale of the foregoing securities did not involve a public offering and were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the Private Placement, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Nuvve Holding Corp.

Nuvve Holding Corp. (Nasdaq: NVVE) powers the future of flexible energy by turning batteries, electric vehicles (EV), buildings, and distributed assets into dynamic grid resources. At the core is Nuvve’s advanced platform for intelligent energy management and vehicle-to-grid (V2G), orchestrating real-time bidirectional charging, load optimization, and grid services. By harnessing an ecosystem of electrification partners, fleets, stationary storage, and smart EV chargers, Nuvve helps utilities and communities unlock flexibility at scale — enhancing reliability, accelerating electrification, and lowering costs. Nuvve enables a clean energy future where mobility, buildings, and infrastructure work together to support a more resilient, sustainable, and equitable grid. Headquartered in San Diego, California, Nuvve operates globally and online at nuvve.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “aims,” “anticipates,” “plans,” “looking forward to,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “continue,” “seeks” or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning the expected benefits of the Private Placement, including the use of proceeds therefrom, Nuvve’s compliance with Nasdaq’s continued listing rules, and the filing of a resale registration statement relating to the Private Placement. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Nuvve does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise except as required by law.

Media Contact For Nuvve

Paulo Acuña
pacuna@olmsteadwilliams.com
310.824.9000
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